EXHIBIT 10.29
LIMITED WAIVER
TO
LOAN AND SECURITY AGREEMENT
AND AMENDMENT NO. 3

     This Limited Waiver to Loan and Security Agreement and Amendment No. 3 (this “Waiver”) is entered into this 9th day of May, 2007, by and among PlanetOut Inc., a Delaware corporation (“PlanetOut”), PlanetOut USA Inc. , a Delaware corporation (“PlanetOut USA”), LPI Media Inc., a Delaware corporation (“LPI”), SpecPub, Inc., a Delaware corporation (“SpecPub”), RSVP Productions, Inc., a Delaware corporation (“RSVP”), (PlanetOut, PlanetOut USA, LPI, SpecPub, and RSVP are collectively referred to herein as the “Borrowers” and individually as a “Borrower”), and ORIX Venture Finance LLC (“Lender”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).
Recitals
     A.     Borrowers and Lender have entered into that certain Loan and Security Agreement dated as of September 28, 2006, as amended by Amendment No. 1 to Loan and Security Agreement and Pledge Agreements dated as of November 8, 2006, and Amendment No. 2 to Loan and Security Agreement (“Amendment No. 2”) dated as of February 14, 2007 (as may be amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which the Lender has agreed to extend and make available to Borrower certain advances of money.
     B.     Borrowers have failed to achieve the Minimum EBITDA and Liquidity covenants set forth in Section 6.7 of the Loan Agreement as of March 31, 2007 and the Liquidity covenant as of April 30, 2007 (together, the “Existing Defaults”), and have notified Lender that they expect to fail to achieve the Liquidity covenant as of May 31, 2007 (the “May Liquidity Test”).
     C.     Borrowers desire that Lender waive the Existing Defaults and the May Liquidity Test upon the terms and conditions more fully set forth herein.
     D.     Subject to the representations and warranties of Borrowers herein and upon the terms and conditions set forth in this Waiver, Lender is willing to provide the limited waiver and amendment contained herein.
Agreement
      NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:
     1.     Financial Covenants.   Borrowers acknowledge their failure to achieve Minimum EBITDA for the period tested as of March 31, 2007 as provided for in Section 6.7(a) of the Loan Agreement (the “EBITDA Event”) and Minimum Liquidity as provided for in Section 6.7(b) of the Loan Agreement for the periods tested as of the end of each of the months of March and April 2007 (the “Liquidity Events”). Borrowers further request that Lender waive compliance by Borrowers with the May Liquidity Test.

     2.     Limited Waiver.   Lender hereby agrees, subject to the terms of Section 3 hereof, to waive (i) the EBITDA Event, (ii) the Liquidity Events and (iii) the May Liquidity Test. Lender further agrees, subject to the terms of Section 3 hereof, to waive any misrepresentation in Section 3(c) of Amendment No. 2 in connection with Borrowers’ failure to disclose the amendment to PlanetOut’s certificate of incorporation filed January 8, 2007.
     3.      Conditions to Limited Waiver.
          3.1      Engagement of Investment Bankers.   Not later than May 15, 2007, Borrowers shall have engaged an investment banking firm for the purpose of raising capital for PlanetOut, and shall have provided evidence of the same to Lender.
          3.2      Establishment of Lockbox.   Not later than May 18, 2007, Borrowers shall have established a lockbox account with a bank to which Account debtors shall be directed to make payment and into which the proceeds of all Accounts shall be deposited, pursuant to a blocked account agreement in such form as Lender may reasonably specify.
          3.3      Term Sheet for Capital Event.   Not later than June 8, 2007, Borrowers shall have received a signed term sheet, reasonably satisfactory to Lender, from one or more investors for the issuance of new equity or subordinated debt in an aggregate gross amount of not less than $15,000,000 (the “Capital Event”).
          3.4      Capital Event Closings.   Not later than June 30, 2007, Borrowers shall have (i) obtained a written commitment from one or more investors in the form of one or more subscription or purchase agreements to purchase new equity or subordinated debt issued by PlanetOut in at least the gross amount of $15,000,000, subject only to customary closing conditions, including shareholder approval as may be required, and (ii) closed the issuance of new equity of at least 3,500,000 shares of common stock (on an as-converted basis in the case of convertible subordinated debt) or subordinated debt for gross proceeds of not less than $7,000,000 (the “Initial Capital Raise”) and received the proceeds thereof, of which $1,500,000 shall be immediately remitted to Lender for application to amounts due under the Term Loan, in inverse order of maturity. Not later than August 31, 2007, Borrowers shall have closed the issuance of new equity or subordinated debt resulting in gross proceeds of at least an amount equal to $15,000,000 less the amount of gross proceeds from the Initial Capital Raise, and shall have received the proceeds thereof, of which an additional $1,500,000 (for a total of $3,000,000) shall be immediately remitted to Lender for application to amounts due under the Term Loan, in inverse order of maturity.
          3.5      No Prepayments of Indebtedness.   Other than Indebtedness incurred pursuant to the Loan Agreement, Borrowers shall not pay any Indebtedness, including without limitation, the LPI Notes, prior to its due date.
          3.6      Payment of Success Fee.  In the event a Change in Control of PlanetOut occurs, and Lender consents to such Change in Control in accordance with the Loan Agreement, Borrowers shall pay to Lender immediately upon the closing of such Change in Control a fee in the amount of $250,000.

     4.      Amendments.
          4.1      Term Loan Interest.   The first sentence of Section 2.2.1 to the Loan Agreement (Interest Rates) is deleted and replaced in its entirety by the following: “Borrowers shall pay interest to Lender in arrears on each applicable Interest Payment Date, at the following rates: (a) with respect to the Advances, each Advance shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at a rate per annum equal to the Base Rate plus one percent (1.0%), and (b) with respect to the Term Loan, the Term Loan shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at a rate per annum equal to the Base Rate plus five percent (5.00%).”
          4.2      Minimum Cash.   A new Section 6.7(c) is added to the Loan Agreement as follows: “Minimum Cash. Borrowers shall maintain at all times cash and cash equivalents in an amount not less than $4,500,000 through June 30, 2007, $7,000,000 from July 1 through July 31, 2007, and $3,000,000 commencing August 1, 2007.”
     5.      Borrowers’ Representations And Warranties.   Each Borrower represents and warrants that:
               (a)      immediately upon giving effect to this Waiver (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;
               (b)      such Borrower has the corporate power and authority to execute and deliver this Waiver and to perform its obligations under the Loan Agreement, as amended by this Waiver;
               (c)      except for the amendment to the certificate of incorporation of PlanetOut in January 2007 (a copy of which has been delivered to Lender), the certificate of incorporation, bylaws and other organizational documents of such Borrower delivered to Lender on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
               (d)      the execution and delivery by such Borrower of this Waiver and the performance by such Borrower of its obligations under the Loan Agreement as amended by this Waiver have been duly authorized by all necessary corporate action on the part of such Borrower;
               (e)      this Waiver has been duly executed and delivered by the Borrowers and is the binding obligation of each Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

               (f)      as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Each Borrower acknowledges that Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrowers in connection with this Waiver and in connection with the Loan Documents.
          Each Borrower understands and acknowledges that Lender is entering into this Waiver in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.
     6.      Limitation.   The waiver and amendments set forth in this Waiver shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Lender may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly waived and amended hereby, the Loan Agreement and each of its terms and conditions shall continue in full force and effect.
     7.      Effectiveness.   This Waiver shall become effective upon the satisfaction of all the following conditions precedent:
          7.1      Waiver.  Borrowers and Lender shall have duly executed and delivered this Waiver to Lender.
          7.2      Payment of Lender Expenses.   Borrowers shall have paid all Lender Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Waiver.
     8.      Release.  In further consideration of Lender’s execution of this Waiver, each Borrower for itself and on behalf of its successors (including, without limitation, any trustees acting on behalf of Borrower and any debtor-in-possession with respect to Borrower), assigns, subsidiaries and affiliates, hereby forever releases Lender and its successors, assigns, parents, subsidiaries, affiliates, officers, employees directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent (collectively, “Claims”), that Borrower may have against the Releasees that arise from or relate to any actions which the Releasees may have taken or omitted to take prior to the date this Waiver was executed, including without limitation with respect to the Obligations, any Collateral, the Loan Agreement, any other Loan Document and any third parties liable in whole or in part for the Obligations, other than arising out of Lender’s gross negligence or willful misconduct. This provision shall survive and continue in full force and effect whether or not Borrower shall satisfy all other provisions of this Waiver, the Loan Agreement or the other Loan Documents, including payment in full of all Obligations.

     9.      Indemnities.   Each Borrower hereby agrees that its obligation to indemnify and hold the Releasees harmless as set forth in the Loan Agreement shall include an obligation to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of, any Person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of any Borrower, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Waiver or any other document executed in connection herewith, other than arising out of such Releasees’ gross negligence or willful misconduct. The foregoing indemnity shall survive the payment in full of the Obligations and the termination of this Waiver, the Loan Agreement and the other Loan Documents.
     10.      Counterparts.   This Waiver may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Waiver.
     11.      Integration.   This Waiver and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Waiver; except that any financing statements or other agreements or instruments filed by Lender with respect to Borrowers shall remain in full force and effect.
     12.      Governing Law; Venue.   THIS WAIVER SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrowers and Lender each submit to the exclusive jurisdiction of the State and Federal courts in San Francisco County, California.
[signature page follows]

     In Witness Whereof, the parties have duly authorized and caused this Waiver to be executed as of the date first written above.
BORROWERS:

PlanetOut Inc.	LPI Media Inc.

By: /s/ Daniel J. Miller	By:/s/ Daniel J. Miller

Name: Daniel J. Miller	Name: Daniel J. Miller

Title: Senior Vice President, Chief Financial Officer and Treasurer	Title: Chief Financial Officer
Address and facsimile number for notices:

Address and facsimile number for notices:

c/o PlanetOut Inc.	c/o PlanetOut Inc. 1355 Sansome Street
1355 Sansome Street	San Francisco, CA 94111
San Francisco, CA 94111	Attn: Todd Huge
Attn: Todd Huge	fax: (415) 834-6378
fax: (415) 834-6378

SpecPub, Inc.	RSVP Productions, Inc.

By:/s/ Daniel J. Miller	By:/s/ Daniel J. Miller

Name: Daniel J. Miller	Name: Daniel J. Miller

Title: Chief Financial Officer	Title: Chief Financial Officer

Address and facsimile number for notices:	Address and facsimile number for notices:

c/o PlanetOut Inc.	c/o PlanetOut Inc.
1355 Sansome Street	1355 Sansome Street
San Francisco, CA 94111	San Francisco, CA 94111
Attn: Todd Huge	Attn: Todd Huge
fax: (415) 834-6378	fax: (415) 834-6378

PlanetOut USA Inc.

By:/s/ Daniel J. Miller

Name: Daniel J. Miller

Title: Chief Financial Officer

Address and facsimile number for notices:

c/o PlanetOut Inc.
1355 Sansome Street
San Francisco, CA 94111
Attn: Todd Huge
fax: (415) 834-6378

LENDER:
ORIX Venture Finance LLC

By:/s/ Kevin P. Sheehan

Name: Kevin P. Sheehan

Title: President & CEO

Address and facsimile number for notices:

ORIX Venture Finance LLC,
245 Park Avenue, 19th Floor
New York, NY 10167-0001
Attn: Kevin Sheehan
Fax: (212) 497-7917
With a copy to:
ORIX Venture Finance LLC,
151 Lytton Avenue, Palo Alto,
CA 94301,
Attention: Mr. Michael David.
Fax: (650) 617-0706